Exhibit 10.28

SENIOR SECURED

PROMISSORY NOTE

Issued on: February 21, 2012 Amount: $30,000.00 USD

Maturity Date:  November 20, 2012

FOR VALUE RECEIVED, the undersigned BLUE SPHERE , Corp a Nevada corporation (the “Debtor”), promises to pay to the order of Jean-Marc Karouby, MD or its affiliate, subsidiary, assignee (the “Payee”), located at 5 RUE DU 4 SEPTEMBRE Aix En Provence, 13100 FRANCE or at such other place as the Payee may hereafter designate, the total principal sum of Thirty Thousand ($30,000) Dollars, together with interest (the “Indebtedness”), on November 20, 2012 on or before 5.00 P.M., E.T. (the “Maturity Date”).

A. Interest shall accrue on the outstanding principal balance hereunder at the rate of Eighteen Percent (18%) for a 9 months period [or twenty four (24%) per annum] as permitted under Nevada law. Interest shall be computed hereunder based on a 270-day period and based on the actual number of days elapsed for any month in which interest is being calculated at two (2%) percent per calendar month. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are paid. Such interest rate ($5,400) is to be paid on monthly installments of six hundred ($600) monthly payments not later than the 20th of each month as designated. (the “Interest Payments Date”)

B.  Payment of the Indebtedness shall be made by wire transfer to such account as designated by Payee, wire fees for the account of Payee and all wire transfer fee carried by Debtor. If Payee shall fail to provide Debtor with a current account from time to time, then payment of the Indebtedness shall be made by certified or official bank check to be send to Payee’s above address, (in which case, the Interest Payment Date shall be extended by five (5) business days).

C.  The occurrence of any of the following shall be deemed an Event of Default hereunder:

(a) Debtor shall fail to pay when due any portion of the Indebtedness; or

(b) Debtor shall file for protection under Chapter 7 or 11 of the United States Bankruptcy Code, or the similar with guarantor Shlomi Palas in Israel during the terms of this Note, or there shall be appointed a receiver or custodian with respect to Debtor’s assets or Debtor shall become insolvent.

D.  If an Event of Default shall occur and continue unremedied for more than ten (10) calendar days thereafter as notice of default was sent, then:

(a) The Indebtedness including all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Debtor, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

(b) Interest shall accrue on the Indebtedness, from the date on which such Event of Default shall occur until the date the Indebtedness is paid in full, at a rate equal to thirty five percent (35%) per annum; moreover and in addition to that cash payment it shall also allow for the immediate conversion of that aggregate amount into one hundred and fifty (150%) percent of the Company’s common shares or as permitted under Nevada law, the applicable maximum rate of interest shall apply.

(c) In the event that Payee cannot collect from Debtor, Payee shall first attempt to collect under the terms of a certain confession of judgment (attached hereto as Exhibit A.) executed by the Debtor in New York, enforceable by New York Courts. In the event that all or a portion of the amount due under the Event of Default is not collected by Payee, Payee shall immediately enforce its rights under the Personal Guaranty for the remainder (attached hereto as Exhibit B.) provided in Hebrew and under the laws of the state of Israel, against Mr. Shlomo Palas, (the “Guarantor#1”)., an Israeli citizen with Passport#:[ [         ]and I.D# [         ] the Debtor’s Chief Executive Officer, personally and individually guaranteeing for repayment that allows for the enforcement of this Senior Secured Note and Debtor nor Guarantor#1 shall not oppose it in the Event of Default. In the event that Mr. Palas, individually is insolvent Payee shall have the right to collect the uncollected remaining amount against Mr. Sunny Joseph Barkats SS#: [          ] as a second guarantor (the “Guarantor#2) in the event Mr. Palas or the Debtor are both insolvent.

E. In the event that this Note or any part hereof, is collected by or through an attorney-at-law, Debtor agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees in Israel and New York.

F.  No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a notation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Debtor hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Debtor under this Note, either in whole or in part, unless Payee agrees otherwise in writing. The equity fee in the amount of 2.8 million shares granted under the terms of this Note is not to be calculated against the repayment of the debt nor its interest. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

G. Debtor hereby waives all presentment for payment, demand, protest, notice of demand, protest and nonpayment and all other notices. Debtor hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, and exemption now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. In addition, in the event that the personal guaranty executed by Mr. Palas is to be enforced Shlomi Palas, hereby waives all presentment for payment, demand, protest, notice of demand, protest and nonpayment and all other notices and will comply with Israeli courts and regulations.

H.  THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEVADA WHERE THE COMPANY IS INCORPORATED, AND THUS WITH THE LAW APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, DEBTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA AND ENFORCIBLE IN and BY NEW YORK’S COURTS HAVING JURISDICTIONAL VENUE.

I. DEBTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE AND A CERTAIN CONFESSION OF JUDGMENT OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR DEBTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR DEBTOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

J. The terms and provisions hereof shall be binding upon and inure to the benefit of Debtor and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law.  This Note contains the entire agreement between the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements relative thereto.

IN WITNESS WHEREOF, this Senior Secured Promissory Note has been duly executed as of the date and year first above written.

DEBTOR:
Blue Sphere, Corp.

By:
Name: Shlomi Palas
Title: Chief Executive Officer

Guarantor#1

By:
Name: Shlomi Palas
Title: Personally and Individually

Co-Guarantor#2

By:
Name: Sunny Joseph Barkats,